Investor Contact: Scott Galovan
Avanos Medical, Inc.
470-562-2692
Investor.Relations@Avanos.com

Media Contact: Katrine Kubis
Avanos Medical, Inc.
CorporateCommunications@Avanos.com

Avanos Medical, Inc. Announces Second Quarter 2025 Results

ALPHARETTA, Ga., August 5, 2025/PRNewswire/ -- Avanos Medical, Inc. (NYSE: AVNS) today reported second quarter 2025 financial results.
“Building off our first quarter results, we delivered a strong second quarter anchored by continued healthy performance in our life-sustaining Specialty Nutrition Systems segment along with continued progress in our opioid-sparing Pain Management & Recovery segment,” said David Pacitti, Avanos’ chief executive officer. Pacitti continued, “Our overall execution this quarter was solid, and the steady progress we’ve made against each of our transformation priorities provides confidence in our ability to achieve the ranges of our 2025 financial guidance.”
Second Quarter 2025 Financial Highlights
•Total net sales were $175.0 million, a 1.9% increase from the comparable prior year period.
•Net loss was $76.8 million, compared to net income from continuing operations of $4.3 million a year ago.
•Adjusted net income was $7.9 million, compared to $15.8 million a year ago.
•Diluted loss per share was $1.66, compared to diluted earnings per share of $0.09 a year ago.
•Adjusted diluted earnings per share was $0.17, compared to $0.34 a year ago.
•Adjusted EBITDA was $17.0 million, compared to $26.8 million a year ago.
Second Quarter of 2025 Operating Results
For the three months ended June 30, 2025, net sales totaled $175.0 million, an increase of 1.9% compared to the prior year period, due to continued strong demand and volume across our Specialty Nutrition Systems (“SNS”) portfolio and positive momentum in radiofrequency ablation (“RFA”) generator sales, which resulted in more RFA procedures. This was partially offset by lower volume in our surgical pain and recovery portfolio.
Gross margin during the second quarter of 2025 was 52.6%, compared to 55.7% in the prior year period. Adjusted gross margin was 55.7% compared to 59.6% last year. Gross profit margin decreased primarily due to the effects of higher tariffs and lower pricing for our hyaluronic acid (“HA”) products.
Selling and general expenses as a percentage of net sales was 47.7% for the second quarter of 2025, compared to 47.1% for the second quarter of 2024. On an adjusted basis, selling and general expenses as a percentage of net sales was 45.2% for the second quarter of 2025, compared to 43.0% for the second quarter of 2024. Selling and general expenses increased primarily due to post-divestiture restructuring costs that are included in “Corporate and Other.”

Operating loss in the second quarter of 2025 was $74.5 million, compared to operating profit of $6.3 million in the prior year period, primarily due to a goodwill impairment charge of $77.0 million. On an adjusted basis, operating profit was $12.2 million, compared to $21.8 million a year ago.
Adjusted EBITDA from continuing operations was $17.0 million in the three months ended June 30, 2025, compared to $26.8 million in the three months ended June 30, 2024.
First Six Months of 2025 Operating Results
For the six months ended June 30, 2025, net sales were $342.5 million, an increase of 1.4% compared to the prior year period, driven by volume growth across the SNS portfolio and in RFA solutions and partially offset by lower volume in surgical pain and recovery.
Gross margin for the six months ended June 30, 2025 was 53.1%, compared to 56.4% in the prior year period. Adjusted gross margin was 56.2% compared to 59.7% last year and was impacted by higher tariffs and unfavorable pricing for our hyaluronic acid (“HA”) products, which are reported in “Corporate and Other.”
Selling and general expenses as a percentage of net sales were 46.5% for the six months ended June 30, 2025, compared to 48.7% for the prior year period. The decrease was primarily due to lower costs associated with restructuring, transformation and divestiture-related transition activities. On an adjusted basis, selling and general expenses as a percentage of net sales was 44.3% for the first six months of 2025, unchanged from the prior year period.
Following a $77.0 million impairment charge to goodwill, operating loss for the six months ended June 30, 2025 was $64.2 million, compared to an operating income of $10.3 million in the prior year period. On an adjusted basis, operating income for the second quarter was $29.3 million compared to $38.1 million in the prior year period.
Net loss for the six months ended June 30, 2025 was $70.2 million, compared to net income from continuing operations of $4.8 million in the prior year period. Adjusted net income was $19.9 million in the six months ended June 30, 2025 compared to $25.9 million in the six months ended June 30, 2024.
Adjusted EBITDA for the six months ended June 30, 2025 was $38.6 million, compared to $48.4 million in the prior year period.
Second Quarter 2025 Segment Results
Specialty Nutrition Systems (“SNS”)
The SNS segment delivered above-market results in the second quarter of 2025, achieving net sales of $102.7 million, an increase of $5.0 million compared to the prior year period, with 4.4% volume growth driven by continued strong demand across both our life-sustaining enteral feeding and neonate solutions categories. Operating income for the three months ended June 30, 2025 was $18.0 million, or 18% of SNS net sales, a decrease of $3.8 million compared to the prior year period.
Pain Management & Recovery (“PM&R”)
The PM&R segment net sales for the second quarter of 2025 were $61.0 million, an increase of $1.7 million compared to the prior year period, with volume growth partially offset by the effects of certain revenue streams that we strategically decided not to pursue this year. Net sales of RFA products grew 13.7%, reflecting momentum in RFA generator sales, which resulted in more procedures, especially in the ESENTEC and TRIDENT product lines, designed to help patients get back to the things that matter. Net sales in surgical pain and recovery for the second quarter of 2025 were 9.4% lower than last year, in line with our expectations. Operating profit for the second quarter of 2025 was $1.8 million compared to $0.1 million last year.

First Six Months of 2025 Segment Results
Specialty Nutrition Systems (“SNS”)
The SNS segment delivered above-market results in the six months ended June 30, 2025, achieving net sales of $203.8 million, an increase of $11.5 million compared to the prior year period, with 6.5% volume growth driven by continued strong demand across both our enteral feeding and neonate solutions categories. Operating income for the six months ended June 30, 2025 was $39.1 million, or 19.2% of SNS net sales, due to higher volume. This was an increase of $1.9 million compared to the prior year period.
Pain Management & Recovery (“PM&R”)
The PM&R segment net sales for the six months ended June 30, 2025 were $117.2 million, an increase of $1.6 million compared to the prior year period, with volume growth partially offset by the effects of certain revenue streams that we strategically decided not to pursue this year. Net sales of RFA products grew 11.0%, reflecting momentum in RFA generator sales, which resulted in more procedures, especially in the ESENTEC and TRIDENT product lines. Net sales in surgical pain and recovery for the six months ended June 30, 2025 were 9.3% lower than last year, in line with our expectations. Operating profit for the six months ended June 30, 2025 was $2.0 million compared to an operating loss of $2.0 million last year.
Non-Cash Goodwill Impairment
During the second quarter, due to downward pressure on our market capitalization, we assessed goodwill for impairment and recorded an impairment charge of $77.0 million in the PM&R segment.
Cash Flow and Balance Sheet
We had $90.3 million of cash on hand as of June 30, 2025 compared to $107.7 million at year-end 2024. Cash flow from operations for the six months ended June 30, 2025 was $32.5 million, compared to $19.8 million a year ago. Free cash flow for the second quarter of 2025 was a negative $4.2 million compared to an inflow of $21.9 million in the comparable prior year period. For the six months ended June 30, 2025, free cash flow was an inflow of $14.8 million, compared to $9.8 million a year ago. Total debt outstanding, net of unamortized discounts, was $105.1 million at June 30, 2025, compared to $134.7 million at December 31, 2024.
Sale of HA Product Line
On July 31, 2025, we announced the divestiture of our HA product line to Channel-Markers Medical, LLC, a privately held company. This transaction aligns with our ongoing transformation, which is focused on advancing our strategic segments in PM&R and SNS.
2025 Outlook
We are maintaining our 2025 estimated revenue of between $665 million and $685 million and our estimated adjusted diluted earnings per share to between $0.75 and $0.95 inclusive of the HA divestiture impact.
The guidance on adjusted diluted earnings per share range affirms the Company’s previous estimate of the impact of the tariffs. The estimate assumes that management’s mitigation plans will be able to moderate the impact of tariffs, including through cost containment measures, pricing actions where appropriate, supply chain adjustments and reliance on existing international agreements that allow for reduced or duty-free importation of products. Tariff rates continue to fluctuate, and if the final tariffs are higher than we anticipate, or if we are unable to successfully mitigate the impact of tariffs, the adverse effect on the Company’s business, financial condition, results of operations and cash flows could be material. The ultimate impact from any tariffs remains uncertain and will depend on various factors, including the level of our imports from China and Mexico, the level of tariff exemptions we are able to achieve, the proportion of our components procured and our finished goods manufactured outside of the United States, and the amount, scope, nature, timing and duration of the tariffs.

Non-GAAP Financial Measures
This press release and the accompanying tables include the following financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S., or GAAP, and are therefore referred to as non-GAAP financial measures:
•Adjusted gross and operating income;
•Adjusted income before taxes;
•Adjusted effective tax rate;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted selling, general and administrative expenses;
•Adjusted EBITDA; and
•Free cash flow.
These non-GAAP financial measures exclude the following items, as applicable, for the relevant time periods as indicated in the accompanying non-GAAP reconciliations to the comparable GAAP financial measures:
•Certain acquisition and integration charges related to acquisitions;
•Expenses associated with restructuring and transformation activities, including the divestiture of the Company’s respiratory health business;
•Expenses associated with European Union Medical Device Regulation (“EU MDR”) compliance;
•The amortization of intangible assets associated with prior business acquisitions;
•Impairments of intangibles or goodwill;
•The tax effects of certain adjusting items; and
•The positive or negative effect of changes in currency exchange rates during the year.
The Company provides these non-GAAP financial measures as supplemental information to its GAAP financial measures. Management and the Company’s board of directors use net sales on a constant currency basis, adjusted net income, adjusted diluted earnings per share, adjusted operating income, adjusted EBITDA, and free cash flow to: (a) evaluate the Company’s historical and prospective financial performance and its performance relative to its competitors, (b) allocate resources and (c) measure the operational performance of the Company’s business units and their managers. Management also believes that the use of an adjusted effective tax rate provides improved insight into the tax effects of the Company’s ongoing business operations.
Additionally, the compensation committee of the Company’s board of directors will use certain of the non-GAAP financial measures when setting and assessing achievement of incentive compensation goals. These goals are based, in part, on the Company’s net sales on a constant currency basis and adjusted EBITDA, which will be determined by excluding certain items that are used in calculating these non-GAAP financial measures.
Our competitors may define these non-GAAP financial measures differently, and as a result, our measure of these non-GAAP financial measures may not be directly comparable to those of other companies. Items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. These non-GAAP financial measures are supplemental measures of operating performance that do not represent, and should not be considered in isolation or as an alternative to, or substitute for, the financial statement data presented in the Company’s consolidated financial statements as indicators of financial performance. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP financial measures as supplemental information.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the attached financial tables.
Conference Call Webcast
Avanos Medical, Inc. will host a conference call today at 9 a.m. ET. To instantly join the conference by phone, use the following link to register close to the start time: https://emportal.ink/4ic36xn. After registering, the system will call you and automatically connect you to the conference call. Alternatively, you may join the call by dialing 1-646-357-8785 or 1-800-836-8184 and you will be connected to the call by an operator. A simultaneous webcast of the call and presentation will be accessible via the Investors section of the Avanos Medical website, https://avanos.investorroom.com. A replay of the call will be available within two hours of the end of the call and will be available for one week. Alternatively, you may dial 1-646-517-4150 or 1-888-660-6345 in the United States and enter passcode 35230#.
About Avanos Medical, Inc.
Avanos Medical (NYSE: AVNS) is a medical technology company focused on delivering clinically superior solutions that will help patients get back to the things that matter. Headquartered in Alpharetta, Georgia, Avanos is committed to addressing some of today’s most important healthcare needs, including providing a vital lifeline for nutrition to patients from hospital to home, and reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands globally and holds leading market positions in multiple categories across its portfolio. For more information, visit www.avanos.com and follow Avanos Medical on X (@AvanosMedical), LinkedIn and Facebook.
Forward-Looking Statements
This press release contains information that includes or is based on “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue” and similar expressions. Forward-looking statements are based on the current plans and expectations of management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; shortage in drugs used in our Surgical Pain and Recovery products or other disruptions in our supply chain; the ongoing regional conflicts between Russia and Ukraine and in the Middle East; our ability to successfully execute on or achieve the expected benefits of our transformation initiative or our divestiture, acquisition or merger transactions; inflationary pressures; the expected impact of tariffs and our ability to mitigate tariffs; financial conditions affecting the banking system and the potential threats to the solvency of commercial banks; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the impact of investigative and legal proceedings and compliance risks; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; and changes in the competitive environment. The information contained herein speaks only as of the date of this release and we undertake no obligation to update forward-looking statements, except as may be required by the securities laws.
Additional information concerning these and other factors that may impact future results is contained in our filings with the U.S. Securities and Exchange Commission, including our most recent Form 10-Q.

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED INCOME STATEMENTS
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales	$175.0	$171.7	$342.5	337.8
Cost of products sold	82.9	76.1	160.6	147.4
Gross Profit	92.1	95.6	181.9	190.4
Research and development expenses	5.8	6.3	11.2	13.3
Selling and general expenses	83.5	80.9	159.2	164.5
Goodwill impairment	77.0	—	77.0	—
Other (income) expense, net	0.3	2.1	(1.3)	2.3
Operating Income (Loss)	(74.5)	6.3	(64.2)	10.3
Interest income	0.6	3.0	2.1	3.6
Interest expense	(2.0)	(3.1)	(4.1)	(6.2)
Income (Loss) Before Income Taxes	(75.9)	6.2	(66.2)	7.7
Income tax provision	(0.9)	(1.9)	(4.0)	(2.9)
Income (Loss) from Continuing Operations	(76.8)	4.3	(70.2)	4.8
(Loss) Income from discontinued operations, net of tax	—	(2.5)	—	(3.9)
Net Income (Loss)	$(76.8)	$1.8	$(70.2)	$0.9

Interest expense, net	$1.4	$0.1	$2.0	$2.6
Income tax provision	0.9	1.0	4.0	1.5
Depreciation and amortization	10.0	11.3	19.6	22.7
EBITDA	$(64.5)	$14.2	$(44.6)	$27.7

Earnings (Loss) Per Share
Basic
Continuing operations	$(1.66)	$0.09	$(1.52)	$0.10
Discontinued operations	—	(0.05)	—	(0.08)
Basic Earnings (Loss) Per Share	$(1.66)	$0.04	$(1.52)	$0.02

Diluted
Continuing operations	$(1.66)	$0.09	$(1.52)	$0.10
Discontinued operations	—	(0.05)	—	(0.08)
Diluted Earnings (Loss) Per Share	$(1.66)	$0.04	$(1.52)	$0.02

Common Shares Outstanding
Basic	46.3	45.9	46.2	46.1
Diluted	46.3	46.3	46.2	46.6

AVANOS MEDICAL, INC.
Discontinued Operations Summary
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net Sales	$—	$13.6	$—	$30.5
Cost of products sold	—	15.6	—	31.5
Gross Profit	—	(2.0)	—	(1.0)
Other expense, net	—	1.4	—	4.3
Loss from discontinued operations before income taxes	—	(3.4)	—	(5.3)
Income tax benefit from discontinued operations	—	0.9	—	1.4
Loss from discontinued operations, net of tax	$—	$(2.5)	$—	$(3.9)

Loss Per Share
Basic	$—	$(0.05)	$—	$(0.08)
Diluted	$—	$(0.05)	$—	$(0.08)

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Gross Profit
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$92.1	$95.6	$(2.0)	93.6
Acquisition and integration-related charges	—	0.1	—	0.1
Restructuring and transformation charges	—	0.3	—	0.3
Post-RH Divestiture transition charges	—	0.4	—	0.4
Post-RH Divestiture restructuring	2.3	2.2	—	2.2
Intangibles amortization	3.0	3.6	—	3.6
As adjusted non-GAAP	$97.4	$102.2	$(2.0)	$100.2
Gross profit margin, as reported	52.6%	55.7%	(14.7)%	50.5%
Gross profit margin, as adjusted	55.7%	59.6%	(14.7)%	54.1%

	Gross Profit
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$181.9	$190.4	$(1.0)	$189.4
Acquisition and integration-related charges	—	0.1	—	0.1
Restructuring and transformation charges	—	1.0	—	1.0
Post-RH Divestiture transition charges	—	0.8	—	0.8
Post-RH Divestiture restructuring	4.6	2.2	—	2.2
Intangibles amortization	5.9	7.0	—	7.0
As adjusted non-GAAP	$192.4	$201.5	$(1.0)	$200.5
Gross profit margin, as reported	53.1%	56.4%	(3.3)%	51.4%
Gross profit margin, as adjusted	56.2%	59.7%	(3.3)%	54.4%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Operating Income (Loss)
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(74.5)	$6.3	$(3.4)	$2.9
Acquisition and integration-related charges	—	2.2	—	2.2
Restructuring and transformation charges	—	1.6	—	1.6
Post-RH Divestiture transition charges	—	0.5	—	0.5
Post-RH Divestiture restructuring	4.5	3.4	—	3.4
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	1.5	—	1.5
Litigation and legal	—	—	—	—
Intangibles amortization	5.2	6.3	—	6.3
As adjusted non-GAAP	$12.2	$21.8	$(3.4)	$18.4

	Operating Income (Loss)
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(64.2)	$10.3	$(5.3)	$5.0
Acquisition and integration-related charges	—	2.5	—	2.5
Restructuring and transformation charges	—	4.5	—	4.5
Post-RH Divestiture transition charges	—	1.5	—	1.5
Post-RH Divestiture restructuring	7.6	4.1	—	4.1
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	2.8	—	2.8
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	10.3	12.4	—	12.4
As adjusted non-GAAP	$29.3	$38.1	$(5.3)	$32.8

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Income (Loss) Before Taxes
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(75.9)	$6.2	$(3.4)	$2.8
Acquisition and integration-related charges	—	2.2	—	2.2
Restructuring and transformation charges	—	1.6	—	1.6
Post-RH Divestiture transition charges	—	0.5	—	0.5
Post-RH Divestiture restructuring	4.5	3.4	—	3.4
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	1.5	—	1.5
Litigation and legal	—	—	—	—
Intangibles amortization	5.2	6.3	—	6.3
As adjusted non-GAAP	$10.8	$21.7	$(3.4)	$18.3

	Income (Loss) Before Taxes
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(66.2)	$7.7	$(5.3)	$2.4
Acquisition and integration-related charges	—	2.5	—	2.5
Restructuring and transformation charges	—	4.5	—	4.5
Post-RH Divestiture transition charges	—	1.5	—	1.5
Post-RH Divestiture restructuring	7.6	4.1	—	4.1
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	2.8	—	2.8
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	10.3	12.4	—	12.4
As adjusted non-GAAP	$27.3	$35.5	$(5.3)	$30.2

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	Tax (Provision) Benefit
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(0.9)	$(1.9)	$0.9	$(1.0)
Tax effects of adjusting items	(2.0)	(4.0)	—	(4.0)
As adjusted non-GAAP	$(2.9)	$(5.9)	$0.9	$(5.0)
Effective tax rate, as reported	(1.2)%	30.6%	26.5%	35.7%
Effective tax rate, as adjusted	26.9%	27.2%	26.5%	27.3%

	Tax (Provision) Benefit
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(4.0)	$(2.9)	$1.4	$(1.5)
Tax effects of adjusting items	(3.4)	(6.7)	—	(6.7)
As adjusted non-GAAP	$(7.4)	$(9.6)	$1.4	$(8.2)
Effective tax rate, as reported	(6.0)%	37.7%	26.4%	(62.5)%
Effective tax rate, as adjusted	27.1%	27.0%	26.4%	27.2%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Net Income (Loss)
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(76.8)	$4.3	$(2.5)	$1.8
Acquisition and integration-related charges	—	2.2	—	2.2
Restructuring and transformation charges	—	1.6	—	1.6
Post-RH Divestiture transition charges	—	0.5	—	0.5
Post-RH Divestiture restructuring	4.5	3.4	—	3.4
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	1.5	—	1.5
Litigation and legal	—	—	—	—
Intangibles amortization	5.2	6.3	—	6.3
Tax effects of adjusting items	(2.0)	(4.0)	—	(4.0)
As adjusted non-GAAP	$7.9	$15.8	$(2.5)	$13.3
Diluted earnings (loss) per share, as reported	$(1.66)	$0.09	$(0.05)	$0.04
Diluted earnings (loss) per share, as adjusted	$0.17	$0.34	$(0.05)	$0.29

	Net Income (Loss)
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$(70.2)	$4.8	$(3.9)	$0.9
Acquisition and integration-related charges	—	2.5	—	2.5
Restructuring and transformation charges	—	4.5	—	4.5
Post-RH Divestiture transition charges	—	1.5	—	1.5
Post-RH Divestiture restructuring	7.6	4.1	—	4.1
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	2.8	—	2.8
Litigation and legal	(1.4)	—	—	—
Intangibles amortization	10.3	12.4	—	12.4
Tax effects of adjusting items	(3.4)	(6.7)	—	(6.7)
As adjusted non-GAAP	$19.9	$25.9	$(3.9)	$22.0
Diluted earnings (loss) per share, as reported	$(1.52)	$0.10	$(0.08)	$0.03
Diluted earnings (loss) per share, as adjusted	$0.43	$0.56	$(0.08)	$0.48

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Selling, General and Administrative Expenses
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$83.5	$80.9	$—	$80.9
Acquisition and integration-related charges	—	(0.3)	—	(0.3)
Restructuring and transformation charges	—	(1.3)	—	(1.3)
Post-RH Divestiture transition charges	—	(0.1)	—	(0.1)
Post-RH Divestiture restructuring	(2.2)	(1.2)	—	(1.2)
EU MDR Compliance	—	(1.5)	—	(1.5)
Intangibles amortization	(2.2)	(2.7)	—	(2.7)
As adjusted non-GAAP	$79.1	$73.8	$—	$73.8
SG&A as a percentage of revenue, as reported	47.7%	47.1%	—%	43.7%
SG&A as a percentage of revenue, as adjusted	45.2%	43.0%	—%	39.8%

	Selling, General and Administrative Expenses
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
As reported	$159.2	$164.5	$—	$164.5
Acquisition and integration-related charges	—	(0.6)	—	(0.6)
Restructuring and transformation charges	—	(3.4)	—	(3.4)
Post-RH Divestiture transition charges	—	(0.5)	—	(0.5)
Post-RH Divestiture restructuring	(3.0)	(1.9)	—	(1.9)
EU MDR Compliance	—	(2.8)	—	(2.8)
Intangibles amortization	(4.4)	(5.4)	—	(5.4)
As adjusted non-GAAP	$151.8	$149.9	$—	$149.9
SG&A as a percentage of revenue, as reported	46.5%	48.7%	—%	44.7%
SG&A as a percentage of revenue, as adjusted	44.3%	44.4%	—%	40.7%

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions)

	EBITDA
	Three Months Ended June 30, 2025	Three Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
Net income (loss)	$(76.8)	$4.3	$(2.5)	$1.8
Interest expense, net	1.4	0.1	—	0.1
Income tax provision (benefit)	0.9	1.9	(0.9)	1.0
Depreciation	4.8	5.0	—	5.0
Amortization	5.2	6.3	—	6.3
EBITDA	(64.5)	17.6	(3.4)	14.2
Acquisition and integration-related charges	—	2.2	—	2.2
Restructuring and transformation charges	—	1.6	—	1.6
Post-RH Divestiture transition charges	—	0.5	—	0.5
Post-RH Divestiture restructuring	4.5	3.4	—	3.4
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	1.5	—	1.5
Litigation and legal	—	—	—	—
Adjusted EBITDA	$17.0	$26.8	$(3.4)	$23.4

	EBITDA
	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
		Continuing Operations	Discontinued Operations	Total
Net income (loss)	$(70.2)	$4.8	$(3.9)	$0.9
Interest expense, net	2.0	2.6	—	2.6
Income tax provision (benefit)	4.0	2.9	(1.4)	1.5
Depreciation	9.3	10.3	—	10.3
Amortization	10.3	12.4	—	12.4
EBITDA	(44.6)	33.0	(5.3)	27.7
Acquisition and integration-related charges	—	2.5	—	2.5
Restructuring and transformation charges	—	4.5	—	4.5
Post-RH Divestiture transition charges	—	1.5	—	1.5
Post-RH Divestiture restructuring	7.6	4.1	—	4.1
Goodwill impairment	77.0	—	—	—
EU MDR Compliance	—	2.8	—	2.8
Litigation and legal	(1.4)	—	—	—
Adjusted EBITDA	$38.6	$48.4	$(5.3)	$43.1

AVANOS MEDICAL, INC.
NON-GAAP RECONCILIATIONS
(unaudited)
(in millions except per share amounts)

	Free Cash Flow
	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash provided by operating activities	$6.8	$27.8	$32.5	$19.8
Capital expenditures	(11.0)	(5.9)	(17.7)	(10.0)
Free Cash Flow	$(4.2)	$21.9	$14.8	$9.8

2025 OUTLOOK

	Estimated Range
Diluted earnings per share (GAAP)	$0.33	to	$0.56
Intangibles amortization	0.25	to	0.24
Post RH-Divestiture restructuring charges	0.12	to	0.10
Other	0.05	to	0.05
Adjusted diluted earnings per share (non-GAAP)	$0.75	to	$0.95

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in millions)

	June 30, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$90.3	$107.7
Accounts receivable, net	110.2	132.8
Inventories	142.7	138.8
Prepaid and other current assets	12.8	14.1
Total Current Assets	356.0	393.4
Property, Plant and Equipment, net	114.3	110.7
Operating Lease Right-of-Use Assets	31.1	34.1
Goodwill	381.2	455.6
Other Intangible Assets, net	105.4	112.3
Deferred Tax Assets	25.3	24.9
Other Assets	25.7	23.2
TOTAL ASSETS	$1,039.0	$1,154.2

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$9.4	$9.4
Current portion of operating lease liabilities	10.4	10.9
Trade accounts payable	48.8	54.3
Accrued expenses	66.0	91.3
Total Current Liabilities	134.6	165.9
Long-Term Debt	95.7	125.3
Operating Lease Liabilities	21.8	24.6
Deferred Tax Liabilities	6.3	5.5
Other Long-Term Liabilities	4.3	4.4
TOTAL LIABILITIES	262.7	325.7
Stockholders’ Equity	776.3	828.5
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,039.0	$1,154.2

AVANOS MEDICAL, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(unaudited)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating Activities
Net income (loss)	$(76.8)	$1.8	$(70.2)	$0.9
Depreciation and amortization	10.0	11.3	19.6	22.7
Goodwill impairment	77.0	—	77.0	—
Loss on asset dispositions	0.1	—	0.3	0.3
Changes in operating assets and liabilities, net of acquisition	(6.8)	8.3	(1.4)	(13.7)
Deferred income taxes and other	3.3	6.4	7.2	9.6
Cash Provided by (Used in) Operating Activities	6.8	27.8	32.5	19.8
Investing Activities
Capital expenditures	(11.0)	(5.9)	(17.7)	(10.0)
Proceeds from RH Divestiture post-closing settlement	—	—	—	2.1
Investment in Non-affiliates	(2.2)	—	(4.6)	—
Cash Used in Investing Activities	(13.2)	(5.9)	(22.3)	(7.9)
Financing Activities
Secured debt repayments	(2.4)	(1.5)	(4.7)	(3.1)
Revolving credit facility proceeds	—	—	—	20.0
Revolving credit facility repayments	—	—	(25.0)	(10.0)
Purchases of treasury stock	(0.8)	(3.5)	(3.0)	(12.6)
Proceeds from the exercise of stock options	—	—	0.4	0.5
Payment of contingent consideration liabilities	—	—	—	(0.5)
Cash Used in Financing Activities	(3.2)	(5.0)	(32.3)	(5.7)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	2.9	(0.5)	4.7	(1.7)
Decrease in Cash and Cash Equivalents	(6.7)	16.4	(17.4)	4.5
Cash and Cash Equivalents - Beginning of Period	97.0	75.8	107.7	87.7
Cash and Cash Equivalents - End of Period	$90.3	$92.2	$90.3	$92.2

AVANOS MEDICAL, INC.
SELECTED BUSINESS SEGMENT DATA
(unaudited)
(in millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	2024	Change	2025	2024	Change
Specialty Nutrition Systems:
Enteral feeding	$74.5	$72.7	2.5%	$149.0	$142.7	4.4%
Neonate solutions	28.2	25.0	12.8%	54.8	49.6	10.5%
Total Specialty Nutrition Systems	102.7	97.7	5.1%	203.8	192.3	6.0%
Pain Management & Recovery:
Surgical pain and recovery	25.2	27.8	(9.4)%	49.7	54.8	(9.3)%
Radiofrequency Ablation	35.8	31.5	13.7%	67.5	60.8	11.0%
Total Pain Management & Recovery	61.0	59.3	2.9%	117.2	115.6	1.4%
Corporate and Other	11.3	14.7	(23.1)%	21.5	29.9	(28.1)%
Total Net Sales	$175.0	$171.7	1.9%	$342.5	$337.8	1.4%

Operating Income (Loss)
Specialty Nutrition Systems	$18.0	$21.8	(17.4)%	$39.1	$37.2	5.1%
Pain Management & Recovery	1.8	0.1	N.M.	2.0	(2.0)	(200.0)%
Corporate and Other(a)	(94.3)	(15.6)	504.5%	(105.3)	(24.9)	322.9%
Total Operating Income (Loss)	$(74.5)	$6.3	N.M.	$(64.2)	$10.3	N.M.

Net sales - percentage change (QTD)		Total	Volume	Pricing/Mix	Currency	Other(b)
Specialty Nutrition Systems		5.1%	4.4%	0.5%	0.7%	(0.5)%
Pain Management & Recovery		2.9%	3.1%	0.3%	0.4%	(0.9)%
Corporate and Other		(23.1)%	(26.4)%	(2.0)%	—%	5.3%

Net sales - percentage change (YTD)		Total	Volume	Pricing/Mix	Currency	Other(b)
Specialty Nutrition Systems		6.0%	6.5%	0.4%	(0.2)%	(0.7)%
Pain Management & Recovery		1.4%	2.6%	0.3%	(0.1)%	(1.4)%
Corporate and Other		(28.1)%	(18.8)%	(15.4)%	(0.1)%	6.2%
______________________________
N.M.: Not Meaningful
(a)Corporate and Other operating loss includes $77.0 million of goodwill impairment associated with our PM&R segment.
(b)Other includes the effects of our withdrawal from certain revenue streams that did not meet our return criteria and rounding.